                                                                    EXHIBIT 2.11

                          MID-AMERICA CRYOTHERAPY, L.P.
                              SERVICE FEE AGREEMENT


         THIS SERVICE FEE AGREEMENT (the "Agreement") is made and entered into effective as of February 26, 2004, by and among Endocare, Inc. ("Endocare"), a Delaware corporation and General Partner of Mid-America Cryotherapy, L.P., a Texas limited partnership ("Mid-America Cryotherapy"), and the Limited Partners of Mid-America Cryotherapy.

                               W I T N E S S E T H

         WHEREAS, the parties hereby acknowledge that healthcare reimbursements for cryosurgical therapy for prostate cancer and therapies for benign prostate hyperplasia have been reduced;

         WHEREAS, Endocare, a medical device company concentrated on developing minimally invasive devices for the treatment of prostate cancer, has made significant improvements in its proprietary cryosurgical technologies resulting in more efficient and effective therapies for prostate cancer and benign prostate hyperplasia;

         WHEREAS, the parties desire to better align their respective economic interests under the Mid-America Cryotherapy Limited Partnership Agreement, dated April 1, 2001, as amended on September 30, 2002;

         WHEREAS, Endocare proposes to reduce the service fee received by Mid-America Cryotherapy from $2,500 to a maximum of $2,000, such reduction to be effective January 1, 2004, and further reduce such service fee effective
January 1, 2005, to a maximum of 90% of the rate that will be received by other third parties, for similar services, during 2005;

         WHEREAS, the Limited Partners of Mid-America Cryotherapy acknowledge that Endocare, a provider of certain proprietary cryosurgical technologies to Mid-America Cryotherapy, is a General Partner of Mid-America Cryotherapy; and

         WHEREAS, the Limited Partners of Mid-America Cryotherapy further acknowledge that the proposed service fee reduction under this Agreement creates a conflict of interest for Endocare and that the material facts (i) as to Endocare's relationship to or interest in Mid-America Cryotherapy and (ii) as to the proposed service fee reduction have been adequately disclosed and discussed with the Limited Partners of Mid-America Cryotherapy.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                              SERVICE FEE AGREEMENT

         SECTION 1.01 Service Fee Reduction. The Limited Partners of Mid-America Cryotherapy (the "Mid-America Cryotherapy Physicians") hereby agree to reduce the service fee received by Mid-America Cryotherapy (the "Service Fee"), from $2,500 to a maximum of $2,000, such reduction to be effective as of January 1, 2004, and shall further reduce the Service Fee effective January 1, 2005 to a maximum of 90% of the rate that will be received by other third parties, for similar services, during 2005. In addition, Mid-America Cryotherapy and the Mid-America Cryotherapy Physicians covenant and agree to support Endocare in the restructuring of any and all agreements necessary to effectuate the Service Fee reduction.


                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.01 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to the conflicts of laws principles.

         SECTION 2.02 This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be taken together and constitute one and the same instrument.

         SECTION 2.03 The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                         MID-AMERICA CRYOTHERAPY, L.P.,
                                         a Texas limited partnership

                                         By: Endocare, Inc., its General Partner


                                         By:    /s/ William J. Nydam
                                                --------------------------------
                                         Name: William J. Nydam
                                         Title: President


                                         By: its Limited Partners:


                                         By:    /s/ Dr. Wade L. Lowry
                                                --------------------------------
                                         Name: Dr. Wade L. Lowry


                                         By:    /s/ Dr. John House
                                                --------------------------------
                                         Name: Dr. John House


                                         By:    /s/ Dr. David Ellis
                                                --------------------------------
                                         Name: Dr. David Ellis


                                         By:    /s/ Dr. Michael Collini
                                                --------------------------------
                                         Name: Dr. Michael Collini


                                         By:    /s/ Dr. H. Patterson Hezmall
                                                --------------------------------
                                         Name: Dr. H. Patterson Hezmall


                                         By:    /s/ Dr. James Saalfield
                                                --------------------------------
                                         Name: Dr. James Saalfield


                                         By:    /s/ Dr. Richard Scriven
                                                --------------------------------
                                         Name: Dr. Richard Scriven


                    [SIGNATURE PAGE TO SERVICE FEE AGREEMENT]

                                         By:    /s/ Dr. John Jaderlund
                                                --------------------------------
                                         Name: Dr. John Jaderlund


                                         By:    /s/ Dr. Lawrence Alter
                                                --------------------------------
                                         Name: Dr. Lawrence Alter


                                         By:    /s/ Dr. James Vestal
                                                --------------------------------
                                         Name: Dr. James Vestal


                                         By:    /s/ Dr. Gordon S. Brody
                                                --------------------------------
                                         Name: Dr. Gordon S. Brody


                                         By:    /s/ Dr. Robert A. Dowling
                                                --------------------------------
                                         Name: Dr. Robert A. Dowling


                                         By:    /s/ Dr. V. Gary Price
                                                --------------------------------
                                         Name: Dr. V. Gary Price


                                         By:    /s/ Dr. Kirk Pinto
                                                --------------------------------
                                         Name: Dr. Kirk Pinto


                                         By:    /s/ Dr. Kenneth Licker
                                                --------------------------------
                                         Name: Dr. Kenneth Licker


                    [SIGNATURE PAGE TO SERVICE FEE AGREEMENT]